UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective as of January 11, 2008, Jean Yves Dexmier, Chief Financial Officer of Openwave Systems Inc. (the “Company”), has departed the Company. Mr. Dexmier had served as the Company’s principal financial and accounting officer since August 2007.

(b) On January 14, 2008, the Company announced the appointment of Anne Brennan as interim Chief Financial Officer, effective as of January 14, 2008. Ms. Brennan, age 42, will serve as the Company’s principal financial and accounting officer until a new Chief Financial Officer is named by the Company. Prior to her appointment as interim Chief Financial Officer, Ms. Brennan served as the Company’s Vice President of Finance from 2006 to 2008. From 2005 to 2006, Ms. Brennan served as the Company’s Director of Corporate Financial Planning and Analysis. From 2001 to 2005, Ms. Brennan served as International Controller of Openwave Systems, Limited, a wholly-owned subsidiary of the Company. Ms. Brennan has a B.A. in Accountancy from Glasgow Caledonian University and is a Fellow of the Association of Chartered Certified Accountants.

In connection with Ms. Brennan’s appointment as interim Chief Financial Officer, the Company increased her annual base salary to $239,000. In addition, Ms. Brennan is entitled to a $5,000 monthly bonus payment for a period of six months or until such time as the Company has named a new Chief Financial Officer, whichever occurs first.

ITEM 8.01	Other Events

On January 14, 2008, the Company announced the appointment of Charles E. Levine as non-executive Chairman of the Board, effective as of January 10, 2008. Mr. Levine replaces the Company’s interim Chairman, Robert Vrij, who will continue to serve as the Company’s President and Chief Executive Officer.

A copy of the press release, entitled “Openwave Appoints New Chairman of the Board and Interim CFO,” announcing Mr. Dexmier’s departure and the appointments of Mr. Levine and Ms. Brennan is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Robert Vrij
Name:	Robert Vrij
Title:	President and Chief Executive Officer

Date: January 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 14, 2008.